EXHIBIT 99.2

                      STATEMENT OF CHIEF ACCOUNTING OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, John L. Petersen, chief accounting officer of Win or Lose Acquisition Corporation (the "Company"), hereby certifies that:

       The Company's Form 10-Q Quarterly Report for the period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                 /s/ John L. Petersen
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 John L. Petersen, Chief Accounting Officer
 Dated: May 12, 2003